Exhibit 14


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pilgrim Mutual Funds and Pilgrim Global Income Fund, Inc.:

We consent to the use of our reports on the Pilgrim Strategic Income Fund and Pilgrim Global Income Fund, incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the proxy statement/prospectus.

                                            /s/ KPMG LLP

Los Angeles, California
November 29, 2000